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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Wolverine Tube, Inc.
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                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                              Wolverine Tube, Inc.
                             1525 Perimeter Parkway
                                   Suite 210
                           Huntsville, Alabama 35806



                                                                     May 6, 1999
Dear Stockholders:


We have previously mailed to you our Notice of Annual Meeting of Stockholders of Wolverine Tube, Inc., to be held May 20, 1999 at the Huntsville Marriott, 5 Tranquility Base, Huntsville, Alabama 35805, at 11:00 a.m., local time. You have also received our related Proxy Statement, proxy card and 1998 Annual Report to Stockholders.

The information set forth under the column heading "Outstanding Option Rights" in the table entitled "Plan Benefits Previously Granted" on page 25 of the Proxy Statement inadvertently contained a clerical error which misstated information relating to the allocation of stock options under the Company's 1993 Equity Incentive Plan (the "Equity Plan") made after December 31, 1998. A revised table is set forth on the reverse side of this letter.

It should be noted that the total number of outstanding options and other awards under the Equity Plan was correct as originally set forth in the Proxy Statement. It should be further noted that the proposals set forth in the Proxy Statement have not been amended in any respect, and that no other modifications to the Proxy Statement have been made.

If you have not yet voted, we encourage you to do so, and to vote "for" all of the proposals set forth on the proxy card. If you have voted and do not wish to change your vote, do nothing and your proxy card will be voted as you directed. If you have already voted and wish to change your vote, please contact Thomas
D. Johnson, Jr., Director, Investor Relations and Communications, at the Company at (256) 890-0460, or directly at (256) 580-3969.



Thank you for your continued support.



Sincerely,




Wolverine Tube, Inc.

BENEFITS GRANTED UNDER THE EQUITY PLAN AND THE DIRECTORS' PLAN

     The table below shows the option awards that have been granted to each of the following persons or groups under the Equity Plan or the Directors' Plan from inception through March 31, 1999.


                        PLAN BENEFITS PREVIOUSLY GRANTED

                                                                                          Amended and Restated
                                                                                         1993 Stock Option Plan
                                                           1993 Equity Incentive Plan     For Outside Directors
                                                         ----------------------------   -----------------------

                                                                       Estimated
                                         Outstanding                    Value of                  Outstanding
                                            Option        Dollar    Restricted Stock     Dollar      Option
               Name                         Rights         Value       Awards (1)         Value      Rights
               ----                      -----------     -------    ----------------     ------   ------------
Dennis Horowitz
 President and Chief Executive
 Officer                                    120,000        (2)         $538,687.50         N/A         N/A

John M. Quarles
 Retired Chairman and
 Interim Chief Executive Officer             10,000        (2)            N/A              N/A         N/A

James E. Deason
 Executive Vice President,
 Chief Financial Officer
 and Secretary                               77,500        (2)          130,446.88         N/A         N/A

Dale G. Barnhart
 Senior Vice President,
 Fabricated Products                         31,000        (2)           94,259.75         N/A         N/A


Johann R. Manning, Jr.
 Vice President, Human Resources
 and General Counsel                         24,000        (2)           83,000.13         N/A         N/A

Executive Officer Group (5
persons)                                    282,500        (2)          920,331.75         N/A         N/A

Non-Executive Director Group (7
persons)                                       N/A         N/A             N/A             (2)       47,000

Non-Executive Officer Employee
Group                                       759,512        (2)          278,976.75         N/A         N/A

---------------------
(1) The estimated value of outstanding restricted stock awards is based upon the closing price of the Common Stock on the New York Stock Exchange on March 31, 1999, which was $21.125 per share.

(2) Stock options were granted under the Equity Plan and the Director's Plan at exercise prices equal to the fair market value of the Common Stock on the date of grant. The actual value, if any, a person may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. On March 31, 1999, the last reported sale price for the Common Stock on the New York Stock Exchange was $21.125 per share.

The types of awards and amounts thereof that may be granted under the Equity Plan to the above-named individuals and groups in the future are not determinable at this time.